Amendment to Lease Agreement dated April 28, 1993

between

Pilgrim Partnership, L.L.C. f/k/a Pilgrim Partnership

and Green Mountain Coffee Roasters, Inc.

Amendment dated as of July 1, 2002 to Lease Agreement dated April 28, 1993, as amended to date (the " Lease"), between Pilgrim Partnership, L.L.C., a Vermont limited liability company successor in interest to Pilgrim Partnership, a Vermont general partnership ("Lessor), and Green Mountain Coffee Roasters, Inc., a Vermont corporation ("Lessee"). Attached as Exhibit I is a copy of the Lease.

The undersigned confirm that the prior amendments to the Lease with respect to the Production Building a.k.a. Buildings 1, 1A, 1B and 1C extended the term of the Lease to August 31, 2007.

The undersigned hereby agree that the term of the Lease under Section 1 is hereby extended to August 31, 2012.

The undersigned hereby agree that under Section 2 of the Lease, the rent for the additional five (5) year term shall be renegotiated at the earlier to occur of (i) August 31, 2007 or (ii) at such time as the next significant addition to the buildings occurs. If the parties are unable to agree on the rent for the additional term, such rent shall be determined by arbitration conduced in Burlington, Vermont by a single impartial arbitrator in Burlington designated by Lessee. The arbitrator shall be experienced in commercial real estate leasing in Vermont. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association.

Lessor hereby grant Lessee a right of first refusal with respect to Building 1 and additions to Building I. Building 1 is located on approximately three (3) acres identified on a forthcoming map as Land Condominium # D (the "Property"). This right of first refusal is not saleable or transferable by Lessee, except to (a) an entity which purchases all or substantially all of Lessee's assets, (b) Lessee's parent, Green Mountain Coffee, Inc., or (c) a successor by merger to Lessee. If Lessor receives a bona fide written offer for the Property, Lessor shall notify Lessee in writing of the identity, of the offeror and the terms and condition of the offer. Lessee shall notify Lessor of its intent to exercise its right of first refusal within sixty (60) days of receipt of the notice and the closing of the sale of the Property shall occur no later than one hundred twenty (120) days after Lessee's receipt of notice of proposed sale. If Lessee does not exercise its right of first refusal, Lessor may sell the Property to the original offeror upon the original terms and conditions for a period of up to one hundred eighty (180) days after Lessee's receipt of notice. If Lessor does sell the Property within such one hundred (180) day period, Lessee's right of first refusal shall apply to all subsequent proposed sales of the Property.

Except as amended by this Amendment, the Lease remains in full force and effect.

ACKKNOWLEDGMENT OF ARBITRATION

EACH OF THE UNDERSIGNED UNDERSTANDS THAT THIS AGREEMENT CONTAINS AN AGREEMENT TO ARBITRATE. AFTER SIGNING THIS AGREEMENT, EACH PARTY UNDERSTANDS THAT IT WILL NOT BE ABLE TO BRING A LAWSUIT CONCERNING ANY DISPUTE THAT MAY ARISE WHICH IS COVERED BY THE ARBITRATION AGREEMENT, UNLESS IT INVOLVES A QUESTION OF CONSTITUTIONAL OR CIVIL RIGHTS. INSTEAD EACH PARTY AGREES TO SUBMIT ANY SUCH DISPUTE TO AN IMPARTIAL ARBITRATOR.

GREEN MOUNTAIN COFFEE ROASTERS, INC.                 WITNESS

By:__s/ Paul Comey_______________

Paul Comey, Vice President                                                      s/Zoe Bedell_____________

PILGRIM PARTNERSHIP, L.L.C.

By:__s/Stephen Van Esen_________                                     s/ Beverly J. Young_____________